UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 11, 2017

Karyopharm Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36167	26-3931704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Wells Avenue, 2nd Floor Newton, Massachusetts	02459
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 658-0600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 11, 2017, the Board of Directors (“Board”) of Karyopharm Therapeutics Inc. (the “Company”) elected Michael Falvey, age 58, to the position of Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective September 11, 2017. Mr. Falvey has 35 years of financial management experience at leading biotechnology, technology and financial companies and has held Chief Financial Officer positions with both public and private companies. Most recently, Mr. Falvey served as Chief Financial Officer at Seven Bridges Genomics, Inc., a data and analytics platform provider, from August 2016 until June 2017. From July 2010 to April 2016, he served as Chief Financial and Administrative Officer for Analysis Group, a finance, economics and health care consulting firm. Prior to joining Analysis Group, Mr. Falvey served as Chief Financial Officer of Ahura Scientific Inc. and Aspect Medical Systems, Inc. and as Vice President, Finance of Millennium Pharmaceuticals Inc.

Upon the effectiveness of Mr. Falvey’s election as Executive Vice President, Chief Financial Officer and Treasurer, Mr. Falvey also became the Company’s principal financial officer and principal accounting officer, and Michael Todisco, Vice President, Finance and Assistant Treasurer, who assumed the responsibilities as the Company’s principal financial officer and principal accounting officer on an interim basis, relinquished those responsibilities.

In connection with his employment with the Company, pursuant to the terms of an offer letter dated September 9, 2017 (the “Offer Letter”), Mr. Falvey will receive an annual base salary of $400,000. Mr. Falvey is also eligible for an annual bonus (commencing with a pro-rated bonus for 2017) that targets forty percent (40%) of his annualized base salary based upon achievement of certain performance goals and corporate milestones established by the Company. The achievement of goals and milestones will be determined in the sole discretion of the Board or a Compensation Committee of the Board (the “Compensation Committee”). In addition, the Offer Letter provides that as a material inducement to Mr. Falvey to enter into employment with the Company, and subject to approval by the Compensation Committee, Mr. Falvey will be granted a non-statutory stock option to purchase 125,000 shares of the Company’s Common Stock, $.0001 par value per share (the “Common Stock”), as an inducement grant outside of the Company’s 2013 Stock Incentive Plan pursuant to Nasdaq Listing Rule 5635(c)(4) (the “Inducement Award”), with an exercise price per share equal to the closing price per share of the Common Stock on the NASDAQ Global Select Market on the grant date. The Inducement Award will vest as to 25% of the shares underlying the stock option on the first anniversary of the grant date and as to an additional 1/48th of the total number of shares underlying the stock option monthly thereafter. On September 11, 2017, the Compensation Committee granted the Inducement Award with an exercise price equal to $10.60 per share, which was the closing price of the Common Stock, as reported by the NASDAQ Global Select Market, on the date of grant. Under the terms of the Nonstatutory Stock Option Agreement for the Inducement Award (the “Option Agreement”), if within one year following a Change in Control Event (as defined in the Option Agreement) Mr. Falvey’s employment is terminated by him for Good Reason (as defined in the Option Agreement) or by the Company or its successor without Cause (as defined in the Option Agreement), the Inducement Award will be immediately exercisable in full.

The Offer Letter also provides that, if Mr. Falvey’s employment is terminated without Cause (as defined in the Offer Letter) or he resigns for Good Reason (as defined in the Offer Letter) prior to a Change in Control (as defined in the Offer Letter), he will be entitled to severance pay equal to six months of his then-current base salary. If his employment is terminated without Cause or if he resigns for Good Reason within one year following a Change in Control, he will be entitled to severance pay equal to twelve months of his then-current base salary. In each case, any severance pay will be in the form of salary continuation. If in connection with the termination of Mr. Falvey’s employment, he elects to continue his and his eligible dependents’ participation in the Company’s medical and dental benefit plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1986, the Company will pay the premiums to continue such coverage for the lesser of (i) six months (or 12 months in the case of termination within one year following a Change in Control) from the end of the month in which his employment was terminated or (ii) from the end of the month in which his employment was terminated to the end of the calendar month in which he becomes eligible to receive group health plan coverage under another employee benefit plan. In addition, under the terms of the Offer Letter, Mr. Falvey will also be eligible to participate in healthcare related, retirement and other benefits available to other employees of the Company.

The foregoing descriptions are qualified in their entirety by the full text of the Offer Letter and the Option Agreement, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

There are no family relationships between Mr. Falvey and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no transactions in which Mr. Falvey has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Offer Letter, dated September 9, 2017, between the Company and Michael Falvey

10.2	Nonstatutory Stock Option Agreement, dated September 11, 2017, between the Company and Mr. Falvey

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARYOPHARM THERAPEUTICS INC.

Date: September 12, 2017	By:	/s/ Christopher B. Primiano
Christopher B. Primiano
Senior Vice President, Operations, Business Development, General Counsel and Secretary